UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                              November 27, 2009

Waterstone Financial, Inc.
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51507	20-3598485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin		53226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                    414-761-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Exhibits

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order (“Stipulations”), WaterStone Bank agreed to the issuance of a Consent Order (“Orders”) to be issued jointly by the Federal Deposit Insurance Corporation (“FDIC”) and the Wisconsin Department of Financial Institutions (“WDFI”), the Bank’s primary banking regulators.  At the same time, pursuant to a Stipulation and Consent to Issuance of Order to Cease and Desist (“Stipulations”), Waterstone Financial, Inc. agreed to the issuance of on Order to Cease and Desist (“Orders”) to be issued by the Office of Thrift Supervision (“OTS”), the Company’s thrift holding company regulator.

The Orders formalize a prior informal agreement entered into by the Bank, the FDIC and the WDFI in 2008.  The Bank and its federal and state regulators have been working in concert for the past two years to minimize the effects that the current economic recession is having on the Bank and its borrowers.  The Orders require, among other things, that the Bank maintain minimum Tier 1 capital of 8.5% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets.  Failure to comply with the Orders could result in additional enforcement actions by the FDIC, the WDFI or the OTS.  Compliance with the Orders may have adverse effects on the operations and financial condition of the Company and the Bank.

The foregoing description of the Orders is qualified in its entirety by reference thereto, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.3 and are incorporated herein by reference.  Also, the Stipulations are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.4 and are incorporated herein by reference.

On November 27, 2009, the Company issued a press release announcing, among other things, the issuance of the Orders.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibits

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

10.1	Form of Consent Order, to be issued jointly by the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions in the matter of WaterStone Bank, SSB

10.2	Form of Stipulation and Consent to the Issuance of a Consent Order, to be issued jointly by the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions

10.3	Form of Order to Cease and Desist, to be issued by the Office of Thrift Supervision in the matter of Waterstone Financial, Inc.

10.4	Form of Stipulation and Consent to the Issuance of an Order to Cease and Desist, to be issued jointly by the Office of Thrift Supervision

99.1	Press release of Waterstone Financial, Inc. dated November 27, 2009

Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Waterstone Financial, Inc.

November 27, 2009                                                                                                                            By:  Richard C. Larson
                                                Name: Richard C. Larson
                                                Title: Chief Financial Officer

Exhibits

Exhibit 99.1

Waterstone Financial, Inc. Announces Consent Order with Regulators.

WAUWATOSA, WI – 11/27/2009– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company of WaterStone Bank, SSB, announced today that the bank has agreed to the issuance of a Consent Order to be jointly issued by federal and state banking regulators which formalizes our commitment to provide the communities we serve with a well-managed bank supported by strong capital reserves and competitively priced deposit and loan products.  This Consent Order formalizes a prior informal agreement entered into by the Bank, the FDIC and the WDFI in 2008.  The Bank and its federal and state regulators have been working in concert for the past two years to minimize the effects that the current economic recession is having on the Bank and its borrowers.

Over the past 24 months, WaterStone Bank has been working aggressively to manage the problem loans in our portfolio by devoting significant human, technical and financial resources to address them.  In addition, over the past three years, we have strengthened our loan origination and credit administration practices to better ensure that our loan portfolio consists of well-underwritten loans to qualified applicants.  During 2009, we have focused our strategic plan on, and succeeded in, preserving capital, improving our liquidity, managing the problem loans in our portfolio, managing costs, and maintaining a strong, profitable customer base.  Our achievements are outlined in detail by the following points:

1)  The Bank has capital reserves of $165,000,000 as of September 30, 2009, resulting in a tier-one capital ratio of 8.69%, and capital reserves plus allowance for loan and lease losses of $182,000,000, resulting in a total risk-based capital ratio of 13.86%, both well in excess of the levels that the FDIC considers to be “well capitalized”.  The following chart compares the Bank’s capital levels to various regulatory measures.

2)  We have enhanced our liquidity by increasing our cash and cash equivalents from $24 million on December 31, 2008 to $95 million on September 30, 2009.  A chart depicting the improvement in our liquidity position from December 31, 2008 to September 30, 2009, follows.

Exhibits

3)  Our non-performing loans (90 days or more past due) have declined by 6% during the six months ended September 30, 2009.  Our delinquent loans as a percentage of total loans have decreased from 9.36% on December 31, 2008 to 7.41% on September 30, 2009.  More significantly, our performing delinquent loans, or those loans that are 30-89 days past due, have declined by 40.5% from December 31, 2008 through September 30, 2009.  A chart detailing these improvements is shown below.

4)  While the Bank has incurred losses resulting from problem loans, our adjusted pre-tax operating income (our income before taxes, loan losses, FDIC insurance premiums and expenses related to real estate acquired in foreclosure) continues to improve.  For the period of January 1, 2009 through September 30, 2009, our operating profits were $18,000,000, an increase of 35% over the same period in 2008 and an increase of 67% over the same period in 2007.  The trend in improving operating results reflects the strength of our current lending, deposit gathering and expense control practices.

The Consent Order to be issued jointly by the FDIC and the Wisconsin Department of Financial Institutions has three primary requirements.  WaterStone Bank has agreed to:  (a) perform a management study to confirm our belief that the bank is a well managed institution; (b) maintain our tier-one capital and our total risk-based capital ratios at or above 8.5% and 12% respectively (“tier-one capital” and “total risk-based capital” are regulatory capital measures; as of September 30, 2009, our tier-one capital ratio of 8.69% and total risk-based capital ratio of 13.86% qualify us as “well capitalized” under FDIC regulation, the highest regulatory classification); and (c) continue to aggressively manage our bad loans and real estate acquired in foreclosure and enhance our credit administration practices.

Doug Gordon, WaterStone Bank CEO stated, “With our capital strength, strong liquidity, and deposits insured to the maximum level provided by the FDIC, we will continue to offer a full array of competitively priced deposit products, loans to all qualified applicants, and the high level of customer service the communities we serve are accustomed to.”